UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2006 (April 29, 2006)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

 772 Graniteville Road, Graniteville Vermont   05654
    (Address of principal executive offices)    (Zip Code)

 (802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ROCK OF AGES CORPORATION

FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

On April 29, 2006, Rock of Ages Corporation concluded negotiations on new collective bargaining agreements with the two unions representing the production workforce in its quarries and manufacturing plants located in Barre, Vermont. Accordingly, effective April 29, 2006 the Company entered into 3 separate collective bargaining agreements: One agreement with the United Steelworkers covering part of the production workforce in its manufacturing plant in Barre, Vermont; one agreement with the Granite Cutters Association covering the remainder of the production workforce in the Company's manufacturing plant in Barre, Vermont; and a third agreement with the United Steel Workers covering its production workforce in its Vermont quarries.  Each agreement is for a term of three years, commencing April 29, 2006 and expiring on April 24, 2009.

Pursuant to the agreements, wages for quarry workers will increase 11.5% over the three year term of the agreement, and wages for manufacturing plant workers will increase 10.6% over the three year terms of the other agreements. The parties also agreed to certain work rule changes, which are expected to increase efficiencies in both the quarries and the manufacturing plant.

 ROCK OF AGES CORPORATION

FORM 8-K

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: May 1,2006	By: /s/Michael B. Tule Michael B. Tule Senior Vice President/General Counsel